As filed with the Securities and Exchange Commission on January 29, 1999
                                                    Registration No. 333-71167
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                              AMENDMENT NO. 1 TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                                  AT&T CORP.
            (Exact name of Registrant as specified in its charter)


           New York                                              13-4924710
   (State or jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                              Identification No.)



                           32 Avenue of the Americas
                              New York, New York
                                  10013-2412

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)



                            Marilyn J. Wasser, Esq.
                      Vice President -- Law and Secretary
                                  AT&T Corp.
                           32 Avenue of the Americas
                              New York, New York
                                  10013-2412
                                (212) 387-5400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                  Copies to:
                         Charles S. Whitman, III, Esq.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017
                                (212) 450-4000

                            -----------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================


                 SUBJECT TO COMPLETION, DATED JANUARY 29, 1999

PROSPECTUS

                                  AT&T Corp.

                                $13,080,000,000
                                Debt Securities
                                 Debt Warrants

                            -----------------------


     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            -----------------------


     Neither the Securities and Exchange Commission nor any state securities commission has disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.







                    The date of this Prospectus is [_____].



                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $13,080,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     o    Annual Report on Form 10-K for the year ended December 31, 1997;

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (as amended on January 8, 1999);

     o Current Reports on Form 8-K filed on January 16, 1998, March 2, 1998, July 6, 1998, October 16, 1998 (as amended on January 8, 1999), October 21, 1998, December 8, 1998, January 8, 1999, and January 25, 1999; and

     o    Proxy Statement dated January 8, 1999.

     We also incorporate by reference certain documents which Tele-Communications, Inc. has filed with the SEC:

     o Annual Report on Form 10-K for the year ended December 31, 1997 (as amended on January 7, 1999 and January 12, 1999); and

     o Current Report on Form 8-K filed on January 7, 1999 (as amended on January 11, 1999).

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

     AT&T Corp.
     32 Avenue of the Americas
     New York New York 10013-2412
     Attn.: Secretary's Department, AT&T, Room 2420E
     (212) 387-5400


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

     We have filed exhibits with this registration statement that include the form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.


                                  AT&T CORP.

     AT&T Corp., a New York corporation, is among the world's communications leaders, providing voice, data and video telecommunications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish regional, domestic, international, local and Internet communication transmission services, including cellular telephone and other wireless services. AT&T also provides billing, directory and calling card services to support its communications business.

     On June 24, 1998, AT&T announced that it has agreed to acquire Tele-Communications, Inc. through a merger. In connection with the TCI transaction, AT&T will issue (1) 0.7757 AT&T shares for each share of TCI Group Series A tracking stock, (2) 0.8533 AT&T shares for each share of TCI Group Series B tracking stock, (3) one share of newly created AT&T Liberty Media Group Class A or Class B tracking stock for each share of the corresponding series of Liberty Media Group Class A or Class B tracking stock and (4) a cash payment in lieu of any fractional AT&T share. In the merger, AT&T will also exchange AT&T shares or AT&T Liberty Media Group common stock for shares of TCI convertible preferred stock.

     TCI, through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping program services to various video distribution media, principally cable television systems. TCI common stock is currently divided into three groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of TCI: TCI Group tracking stock is intended to reflect the separate performance of the "TCI Group," which consists primarily of TCI's domestic cable and telecommunications businesses; Liberty Media Group tracking stock is intended to reflect the separate performance of the "Liberty Media Group," which consists primarily of TCI's programming assets; and TCI Ventures Group tracking stock is intended to reflect the separate performance of the "TCI Ventures Group," which is comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming assets.

     Following the TCI transaction, AT&T common stock will be divided into two groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of AT&T: (1) AT&T common stock, par value $1.00 per share ("AT&T Shares"), which is intended to reflect the performance of the "AT&T Common Stock Group," which will consist of the combined AT&T and the TCI Group, and (2) Liberty Media Group tracking stock, which is intended to reflect the performance of the "Liberty Media Group," which will consist of all of the businesses conducted by the current Liberty Media Group and the current TCI Ventures Group after giving effect to certain asset transfers from the TCI Ventures Group to the TCI Group that were negotiated in connection with the TCI transaction.

     The TCI transaction is subject to approval by AT&T shareholders and TCI shareholders, as well as to certain other conditions. Assuming satisfaction of such conditions, the TCI transaction is expected to be completed in the first quarter of 1999.

     For more information regarding the TCI transaction, reference is made to the Proxy Statement/Prospectus we filed with the the SEC (Registration No. 333-70279), a copy of which is available to you upon request. See WHERE YOU CAN FIND MORE INFORMATION.

     AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400). Internet users can obtain information about AT&T and its services at http://www.att.com.

     All references to us in this prospectus include AT&T, its subsidiaries, and TCI, unless the context requires otherwise.


                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered securities for general corporate purposes including capital expenditures, repayment and refinancing of debt and acquisitions of licenses, assets, and businesses. The amount and timing of the sales of securities will depend on market conditions and the availability of other funds to us.


                      RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio to fixed charges for each of the periods ended is as follows:



 Nine Months Ended
   September 30,                       Year Ended December 31,
---------------------- --------------------------------------------------------
    (Unaudited)                               (Unaudited)
---------------------- --------------------------------------------------------
       1998                 1997       1996       1995       1994       1993
---------------------- ------------ ---------- ----------- --------- ----------
        8.3                  9.1       11.1       7.9         10.1       7.1

     This ratio shows the coverage of earnings before income taxes to fixed charges, which consist primarily of interest and debt expense.

     For the purpose of calculating the ratio of earning to fixed charges, we calculate "earnings" by adding fixed charges to income before income taxes, and by deducting both interest capitalized during the period and AT&T's share of the undistributed income in less-than-fifty-percent-owned affiliates; and by "fixed charges" we mean total interest (including capitalized interest) and a portion of rentals, which we believe is representative of the interest factor of our rental expense.


                        DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture between us and The Bank of New York, as Trustee.

     This prospectus briefly outlines the main indenture provisions. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

     In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

General

     The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     o    The total principal amount of the debt securities

     o The percentage of the principal amount at which the debt securities will be issued

     o The date or dates on which principal will be payable and whether the debt securities will be payable on demand on any date

     o The interest rate or rates and the method for calculating the interest rate

     o    The interest payment dates

     o    Optional or mandatory redemption terms

     o    Authorized denominations

     o    The currency in which the debt securities will be denominated

     o Whether the principal of and any premium or interest is payable in a different currency than the currency in which the debt securities are denominated, including a currency other than U.S. dollars

     o The manner in which any payments of principal of and any premium or interest will be calculated, if the payment will be based on an index or formula

     o Whether the debt securities are to be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders or in uncertificated form

     o Whether the debt securities will be issued as registered securities or as bearer securities

     o    Information describing any book-entry features

     o Whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts

     o    Any other terms

     We may issue debt securities of any series as registered securities or bearer securities or both. In addition, we may issue uncertificated securities. Unless we state otherwise in a prospectus supplement, we will not offer, sell or deliver any bearer debt securities (including any bearer securities issued in temporary or permanent global form) to any United States person. By "United States person" we mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any of its political subdivisions, or an estate or trust whose income is subject to United States federal income taxation regardless of its source.

Payment and Transfer

     Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register. We will pay interest on bearer securities when you present and surrender the interest coupon for that interest payment at the office of our paying agent located outside the United States.

     Bearer securities and coupons are transferable by delivery. Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement.

     You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. A prospectus supplement will describe the procedures for exchanging bearer debt securities, if applicable. Registered debt securities can never be exchanged for bearer debt securities.

     Neither AT&T nor the Trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

     Unless we indicate otherwise in a prospectus supplement, we will issue debt securities only in denominations of $25,000 and integral multiples of $1,000 over $25,000. If we issue debt securities in a foreign currency, we will specify the authorized denominations in the prospectus supplement.

     If we issue original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), we will describe the special United States federal income tax and other considerations of a purchase of original issue discount debt securities in the prospectus supplement.

Covenants

     We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the debt securities are outstanding, unless the prospectus supplement states otherwise. We have provided a Glossary at the end of this prospectus to define the capitalized words used in describing the covenants. In the covenants, all references to us mean AT&T Corp. only.

     Limitation on Secured Indebtedness. We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, create, assume, incur or guarantee any Secured Indebtedness unless we secure these debt securities to the same extent as such Secured Indebtedness. However, we may incur Secured Indebtedness without securing these debt securities if, immediately after incurring the Secured Indebtedness, the aggregate amount of all Secured Indebtedness (excluding Secured Indebtedness which are secured to the same extent as these debt securities and Secured Indebtedness that is being repaid concurrently) and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions (as further described below) would not exceed 10% of Consolidated Net Tangible Assets. (Section 4.03).

     Limitation on Sale and Leaseback Transactions. We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of AT&T or any Restricted Subsidiary that is sold to any other person in connection with such lease, unless either

     o    immediately thereafter, the sum of

          o the discounted present value of all net rentals payable under all such leases entered into after April 1, 1986 (except for any lease entered into by a Restricted Subsidiary before it became a Restricted Subsidiary) and

          o the aggregate amount of all Secured Indebtedness (excluding Secured Indebtedness which is secured to the same extent as these debt securities)

     does not exceed 10% of Consolidated Net Tangible Assets, or

     o    an amount equal to the greater of

          o the net proceeds to AT&T or a Restricted Subsidiary from such sale and

          o the discounted present value of all net rentals payable thereunder,

     is used within 180 days to retire long-term debt of AT&T or a Restricted Subsidiary (other than debt which is subordinate to these debt securities or which is owed to AT&T or a Restricted Subsidiary). (Section 4.04)

Consolidation, Merger or Sale

     We have agreed not to consolidate with or merge into any other corporation or convey or transfer substantially all of our properties and assets to any person, unless

     o    that person is authorized to acquire and operate our property and

     o the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform. (Section 5.01)

Modification of the Indenture

     Under the indenture, our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections
9.01 & 9.02.)

Events of Default

     When we use the term "Event of Default" in the indenture, here are some examples of what we mean.

     Unless otherwise specified in a prospectus supplement, an Event of Default with respect to a series of debt securities occurs if:

     o we fail to pay the principal or any premium on any debt security when due

     o    we fail to pay interest when due on any debt security for 90 days

     o we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it from the Trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series or

     o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company for the benefit of our creditors

     The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. For the Events of Default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

     A default under our other indebtedness will not be a default under the indenture, and a default under one series of debt securities under the indenture will not necessarily be a default under another series.

     The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an Event of Default described above or would be an Event of Default but for the giving of notice or the passage of time. (Section 7.05)

     If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

     o    the entire principal of the debt securities of such series or

     o if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement. (Section 6.01)

     The holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement or waive any past default or Event of Default or allow us to not comply with any provision of the indenture. However, among other things, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities of such series. (Sections 6.01 and 6.06)

     Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. (Section 7.01) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of debt securities. (Section 6.06)

     We are not required to provide the Trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

     o we will be discharged from our obligations with respect to the debt securities of such series or

     o we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

     We must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. We must also deliver a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

     The Trustee has loaned money to us and provided other services to us in the past and may do so in the future as a part of its regular business.


                          DESCRIPTION OF THE WARRANTS

     If indicated in a prospectus supplement, we may issue warrants to purchase debt securities, either attached to a different series of debt securities or as a separate offering. Warrants will be issued under a warrant agreement between us and a bank acting as warrant agent.

     This prospectus briefly outlines some of the terms of the warrant agreement, which has been filed as an exhibit to the registration statement. You should read the warrant agreement for provisions, summarized below, that may be important to you.

General

     The prospectus supplement relating to a series of warrants will include the specific terms of the series, as follows:

     o    The offering price and currency

     o The date on which the right to exercise the warrants will commence and the date this right will expire

     o If the warrants are not continuously exercisable, the specific date or dates on which they can be exercised

     o Whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders

     o The terms of the debt securities which holders of warrants can purchase and the price to be paid to us on such exercise

     o If the debt securities that can be purchased will be issued in bearer form, any restrictions applicable to such a purchase

     o If warrants are issued together with a series of debt securities, the name of such securities, their terms, the number of warrants accompanying each security, and the date the warrants and securities will become separately transferable

     o    Any special tax implications of the warrants or their exercise

     o    Any other specific terms of the warrants

Transfers and Exchanges

     A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying debt securities.

Exercise

     Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date. After this time, unless we have extended it, the unexercised warrants will be void.

     Holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

     o    Warrant certificates properly completed

     o    Payment of the exercise price.

     As soon as practicable after such delivery, we will issue and deliver to the indicated holder the debt securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

Concerning the Warrant Agent

     The warrant agent will act solely for us in connection with the warrants and will not assume any fiduciary obligation to a warrant holder.


                             PLAN OF DISTRIBUTION

     We may sell the offered securities (a) through underwriters or dealers;
(b) through agents; or (c) directly to one or more purchasers.

Sale Through Underwriters

     If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Sale Through Agents

     We may sell offered securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

     We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

Delayed Delivery Contracts

     We may authorize underwriters or agents to solicit offers by certain institutions to purchase offered securities pursuant to delayed delivery contracts, with the following features:

     o The contracts provide for purchase of the securities at the public offering price but at a specified later date

     o Purchase of securities at the closing of such contracts is conditioned solely on the purchase being permissible under laws applicable to the purchasing institution

     o    The contracts and purchasing institutions are subject to our approval

     o We will pay disclosed commissions to underwriters or agents if we accept any contract

General Information

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 and any discount or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.


                                LEGAL OPINIONS

     Robert S. Feit, who is our General Attorney and Assistant Secretary, will issue an opinion about the legality of the offered securities for us. Davis Polk & Wardwell of New York City will issue such an opinion on behalf of any agent, underwriter or dealer. David Polk & Wardwell from time to time acts as counsel for us or our subsidiary companies.


                                    EXPERTS

     The consolidated balance sheets of AT&T as of December 31, 1997 and 1996 and the consolidated statements of income, changes in shareowners' equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Form S-3, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. The consolidated balance sheets of Tele-Communications, Inc., and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of TeleCommunications, Inc. have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports refer to a restatement of the consolidated financial statements and related financial statement schedules as of December 31, 1997 and for the year then ended.

     The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the combined financial statements above refers to the effects of not consolidating the TCI Group's interest in the Liberty Media Group and the TCI Ventures Group for all periods that the TCI Group has an interest in the Liberty Media Group and the TCI Ventures Group, respectively.

     The combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 1), dated January 7, 1999, of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for notes 2 and 14, which are as of September 14, 1998, and January 6, 1999, respectively, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm of experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

     The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for note 18 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

     The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K, as amended by Form 8-K/A, (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheet of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997, which appear in the Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. for the year ended December 31, 1997, incorporated in this Prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of said firm given their authority as experts in accounting and auditing.

                                   GLOSSARY

         We have used the following definitions in describing the restrictive covenants that we have agreed to in the indenture. We describe these restrictive covenants in this prospectus under DESCRIPTION OF THE DEBT SECURITIES. You can also find the precise legal definitions of these terms in
Section 1.01 of the indenture.

         "Secured Indebtedness" means:

         o indebtedness of AT&T or any Restricted Subsidiary secured by any lien upon any Principal Property or the stock or indebtedness of a Restricted Subsidiary or

         o any conditional sale or other title retention agreement covering any Principal Property or Restricted Subsidiary but does not include any indebtedness secured by any lien or any conditional sale or other title retention agreement:

         o        outstanding on April 1, 1986

         o incurred or entered into after April 1, 1986 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction

         o on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or indebtedness

         o        owing to AT&T or any other Restricted Subsidiary

         o        existing at the time a corporation becomes a Restricted
                  Subsidiary

         o incurred to finance the acquisition or construction of property in favor of any country or any of its political subdivisions and

         o replacing, extending or renewing any such indebtedness (to the extent such indebtedness is not increased).

         "Principal Property" means land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by AT&T or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by or leased to AT&T or a Restricted Subsidiary, located within the United States and having an acquisition cost plus capitalized improvements in excess of .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to AT&T and its Restricted Subsidiaries taken as a whole, or in which the interest of AT&T and all its subsidiaries does not exceed 50%.

         "Consolidated Net Tangible Assets" means the total assets of AT&T and its subsidiaries, less current liabilities and certain intangible assets (other than product development costs).

         "Restricted Subsidiary" means any subsidiary of AT&T which has substantially all its property in the United States, which owns or is a lessee of any Principal Property and in which the investment of AT&T and all its subsidiaries exceeds .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing subsidiaries and subsidiaries formed or acquired after April 1, 1986 for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of AT&T or any Restricted Subsidiary. In addition, the Board of Directors of AT&T may designate any other subsidiary as a Restricted Subsidiary.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 29th day of January 1999.

                                       AT&T CORP.

                                       By:   /s/ Edward M. Dwyer
                                          -------------------------------------
                                          Name: Edward M. Dwyer
                                          Title: Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                              Capacity                                  Date
---------------------------------------------------    --------------------------------------   -------------------
Principal Executive Officer:


                        /s/ *                          Chairman of the Board and Chief            January 29, 1999
---------------------------------------------------    Executive Officer
                C. Michael Armstrong

Principal Financial Officer:                           Senior Executive Vice President and        January 29, 1999
                                                       Chief Financial Officer
                        /s/ *
---------------------------------------------------
                  Daniel E. Somers

Principal Accounting Officer:                          Vice President and Controller              January 29, 1999

                        /s/ *
---------------------------------------------------
                 Nicholas S. Cyprus

Directors:
                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                   Kenneth T. Derr
                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                 M. Kathryn Eickhoff
                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                  Walter Y. Elisha
                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                 George M.C. Fisher
                        /s/ *                          Director                                   January 29, 1999
                   Donald V. Fites
                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                   Ralph S. Larsen

                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                  Donald F. McHenry

                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                  Michael I. Sovern

                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                  Sanford I. Weill

                        /s/ *                          Director                                   January 29, 1999
---------------------------------------------------
                   Thomas H. Wyman

                        /s/ *                          President and Director                     January 29, 1999
---------------------------------------------------
                   John D. Zeglis

*  By:   /s/ Edward M. Dwywer
      -----------------------------
        Attorney-in-Fact